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                                                                      EXHIBIT 21

                                  COVANCE INC.
                                 SUBSIDIARY LIST

CJB Inc. DELAWARE

Covance AG SWITZERLAND

Covance (Argentina) SA ARGENTINA

Covance Asia-Pacific Inc. DELAWARE

Covance (Asia) Pte. Ltd. SINGAPORE

Covance Bioanalytical Services LLC DELAWARE

Covance (Canada) Inc. CANADA

Covance Central Laboratory Services Inc. DELAWARE

Covance Central Laboratory Services Limited Partnership INDIANA

Covance Central Diagnostics Inc. WISCONSIN

Covance Central Laboratory Services SA SWITZERLAND

Covance Clinical and Periapproval Services AG SWITZERLAND

Covance Clinical and Periapproval Services GmbH GERMANY

Covance Clinical and Periapproval Services Limited SWEDEN

Covance Clinical and Periapproval Services SA BELGIUM

Covance Clinical and Periapproval Services SAR FRANCE

Covance Clinical Research Unit Inc. FLORIDA

Covance Health Economics and Outcomes Services Inc. DELAWARE

Covance Japan Co. Ltd. JAPAN

Covance Limited UNITED KINGDOM

Covance Clinical and Periapproval Services Ltd. UNITED KINGDOM

Covance Laboratories Limited UNITED KINGDOM

Covance Clinical Research Unit Ltd. UNITED KINGDOM

Covance Hungary Consultancy Limited Liability Company. HUNGARY

Covance Periapproval Services Inc. DELAWARE

Covance (Polska) Sp.Zo. POLAND

Covance Preclinical Corporation WASHINGTON

Covance Laboratories GmbH GERMANY

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Covance Laboratories Inc. DELAWARE

Covance Research Products Inc. PENNSYLVANIA

Covance Virtual Central Laboratory B.V. THE NETHERLANDS

CRPP Inc. DELAWARE

Covance Antibody Services Inc. CALIFORNIA

Covance Pty. Ltd. AUSTRALIA